UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Alphatec Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1950 Camino Vida Roble
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 760 431-9286

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	ATEC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Approval of the Alphatec Holdings, Inc. 2026 Equity Incentive Plan and the 2026 Employee Stock Purchase Plan

On June 10, 2026, Alphatec Holdings, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s 2026 Equity Incentive Plan (the "2026 EIP") and the Company's 2026 Employee Stock Purchase Plan (the "2026 ESPP"). Detailed descriptions of the 2026 EIP and 2026 ESPP are contained in the definitive proxy statement for the Annual Meeting, filed pursuant to Schedule 14A with the Securities and Exchange Commission on April 29, 2026 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference.

The Company’s Board of Directors previously approved the plans, subject to and conditioned upon stockholder approval at the Annual Meeting. The 2026 EIP and the 2026 ESPP became effective upon stockholder approval at the Annual Meeting. Copies of the 2026 EIP and the 2026 ESPP are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2026, the Company held its Annual Meeting. The Proxy Statement describes in detail each of the five proposed voting matters (the “Proposals”) submitted to the Company’s stockholders at the Annual Meeting. As of April 15, 2026, the record date of the Annual Meeting, there were 153,702,057 issued and outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 118,373,608 shares of the Company’s common stock were represented in person or by proxy. The final results for the votes cast with respect to each Proposal are set forth below.

Proposal 1

The stockholders elected each of Mortimer Berkowitz III, Quentin Blackford, David Demski, Karen K. McGinnis, Patrick S. Miles, David R. Pelizzon, and Keith Valentine to serve on the Company’s Board of Directors for a term of one year until the 2027 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation, by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mortimer Berkowitz III	75,716,476	18,924,614	23,732,518
Quentin Blackford	67,257,818	27,383,272	23,732,518
David Demski	89,853,663	4,787,427	23,732,518
Karen K. McGinnis	93,168,851	1,472,238	23,732,518
Patrick S. Miles	89,745,330	4,895,760	23,732,518
David R. Pelizzon	89,481,893	5,159,197	23,732,518
Keith Valentine	86,383,682	8,257,408	23,732,518

Proposal 2

The stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2026 by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,309,646	48,208	15,754	—

Proposal 3

The stockholders approved the Alphatec Holdings, Inc. 2026 Equity Incentive Plan by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,250,952	28,116,490	273,648	23,732,518

Proposal 4

The stockholders approved the Alphatec Holdings, Inc. 2026 Employee Stock Purchase Plan by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
94,532,324	85,516	23,250	23,732,518

Proposal 5

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,927,395	12,420,476	293,219	23,732,518

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Alphatec Holdings, Inc. 2026 Equity Incentive Plan
10.2	Alphatec Holdings, Inc. 2026 Employee Stock Purchase Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Date:	June 11, 2026	By:	/s/ J. Todd Koning
Executive Vice President and Chief Financial Officer